Exhibit 10.1

REIMBURSEMENT AGREEMENT

This Reimbursement Agreement (this “Agreement”), dated as of October 21, 2010, is made by and between Behringer Harvard REIT I, Inc., a Maryland corporation (the “Company”), Behringer Harvard Holdings, LLC, a Delaware limited liability company (“BHH”), and Robert M. Behringer, an individual (“RMB”).

R E C I T A L S

A.                                   WHEREAS, the Company, through its indirect, wholly-owned subsidiary, Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“Behringer OP”), is the owner of all of the undivided tenant-in-common interests (the “Interests”) in three office buildings located in Washington, D.C. (the “Colorado Building”), Baltimore, Maryland (“250 Pratt”) and Houston, Texas (“Travis Tower”) as a result of the transactions described below;

B.                                     WHEREAS, 20.524835% of Interests in the Colorado Building were initially held by Behringer Harvard Colorado Building S, LLC (“Colorado Building Seller”), a Delaware limited liability company formed by BHH, which in turn is controlled by RMB, and Colorado Building Seller offered and sold those Interests to third parties not related to the Company, BHH or their subsidiaries (the “Colorado Building TIC Holders”);

C.                                     WHEREAS, 79.475165% of the Interests in the Colorado Building are held by Behringer Harvard Colorado Building H, LLC (“Colorado Building Holder”), a Delaware limited liability company and wholly owned subsidiary of Behringer OP;

D.                                    WHEREAS, each of the Colorado Building TIC Holders and Colorado Building Holder became a “Borrower” (as defined in the Greenwich Loan Agreement) under a loan agreement by and among the Colorado Building TIC Holders, Colorado Building Holder and Greenwich Capital Financial Products, Inc., dated as of August 9, 2004 (the “Greenwich Loan Agreement”);

E.                                      WHEREAS, in connection with the Greenwich Loan Agreement, each of BHH and RMB agreed to guaranty certain obligations of the Borrowers under certain conditions pursuant to the Guaranty of Recourse Obligations made by BHH and RMB in favor of Greenwich Capital Financial Products, dated as of August 9, 2004 (the “Colorado Building Guaranty Agreement”), under the Greenwich Loan Agreement (the “Colorado Building Guaranty”);

F.                                      WHEREAS, 49.32005% of Interests in 250 Pratt were initially held by Behringer Harvard Pratt S, LLC (“Pratt Seller”), a Delaware limited liability company formed by BHH, which in turn is controlled by RMB, and Pratt Seller offered and sold those Interests to third parties not related to the Company, BHH or their subsidiaries (the “Pratt TIC Holders”);

G.                                     WHEREAS, 50.67995% of the Interests in 250 Pratt are held by Behringer Harvard Pratt H, LLC (“Pratt Holder”), a Delaware limited liability company and wholly owned subsidiary of Behringer OP;

H.                                    WHEREAS, each of the Pratt TIC Holders and Pratt Holder became a “Borrower” (as defined in the Citigroup Loan Agreement) under a loan agreement by and among the Pratt

TIC Holders, Pratt Holder and Citigroup Global Markets Realty Corp., dated as of December 17, 2004 (the “Citigroup Loan Agreement”);

I.                                         WHEREAS, in connection with the Citigroup Loan Agreement, each of BHH and RMB agreed to guaranty certain obligations of the Borrowers under certain conditions pursuant to the Guaranty of Recourse Obligations made by BHH and RMB in favor of Citigroup Global Markets Realty Corp., dated as of December 17, 2004 (the “Pratt Guaranty Agreement”), under the Citigroup Loan Agreement (the “Pratt Guaranty”);

J.                                        WHEREAS, 39.56977048% of Interests in Travis Tower were initially held by Behringer Harvard Travis Tower S LP (“Travis Tower Seller”), a Delaware limited partnership company formed by BHH, which in turn is controlled by RMB, and Travis Tower Seller offered and sold those Interests to third parties not related to the Company, BHH or their subsidiaries (the “Travis Tower TIC Holders,” and together with the Colorado Building TIC Holders and the Pratt TIC Holders, the “TIC Holders”);

K.                                    WHEREAS, 60.43022952% of the Interests in Travis Tower are held by Behringer Harvard Travis Tower H LP (“Travis Tower Holder”), a Delaware limited partnership and wholly owned subsidiary of Behringer OP;

L.                                      WHEREAS, each of the Travis Tower TIC Holders and Travis Tower Holder became a “Borrower” (as defined in the Bear Stearns Loan Agreement) under a loan agreement by and among the Travis Tower TIC Holders, Travis Tower Holder and Bear Stearns Commercial Mortgage, Inc., dated as of October 1, 2004 (the “Bear Stearns Loan Agreement,” together with the Greenwich Loan Agreement and the Citigroup Loan Agreement, the “Loan Agreements”);

M.                                 WHEREAS, in connection with the Bear Stearns Loan Agreement, each of BHH and RMB agreed to indemnify the lender for certain losses and guaranty certain obligations of the Borrowers under certain conditions pursuant to the Indemnity Agreement made by BHH and RMB in favor of Bear Stearns Commercial Mortgage, Inc., dated as of October 1, 2004 (the “Travis Tower Guaranty Agreement,” together with the Greenwich Guaranty Agreement and the Citigroup Guaranty Agreement, the “Guaranty Agreements,” attached hereto as Exhibit A) under the Bear Stearns Loan Agreement (the “Travis Tower Guaranty,” together with the Colorado Building Guaranty and the Pratt Guaranty, the “Guaranties”);

N.                                    WHEREAS, the Company, through Behringer OP, subsequently purchased all of the Interests owned by the TIC Holders;

O.                                    WHEREAS, in connection with the purchase of the outstanding Interests from the TIC Holders, Behringer OP agreed to indemnify each of the TIC Holders for any losses or liabilities they incurred in connection with or under the Loan Agreements as a result of also being a Borrower;

P.                                      WHEREAS, the Company’s board of directors acknowledges and agrees that BHH and RMB agreed to enter into the Guaranty Agreements as an accommodation to all of the TIC Holders and Borrowers;

Q.                                    WHEREAS, the Company, through Behringer OP, controls all decisions relating to all of the obligations arising under the Loan Agreements; and

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R.                                     WHEREAS, consistent with its obligation to directors and officers and the Company’s advisor and in consideration of BHH’s and RMB’s continued service to the Company, the Company is desirous of reimbursing BHH and RMB should each of them or either of them incur liabilities, costs or expenses each of them may incur under the Guaranties.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Incorporation of Recitals. The recitals set forth above are hereby incorporated and made a part of this Agreement.

2.                                       Company Reimbursement. Subject to the terms and conditions contained herein, the Company shall reimburse BHH and RMB, or either of them, and each of them, for the full amount of any Guaranteed Obligations, that either or each of them has become, or may become, obligated or liable for under the Guaranty Agreements.  For purposes of this Agreement, “Guaranteed Obligations” (i) with respect to the Colorado Building Guaranty Agreement and the Pratt Guaranty Agreement, shall have the meaning ascribed to the term in each of the Colorado Building Guaranty Agreement and the Pratt Guaranty Agreement, respectively and (ii) with respect to the Travis Tower Guaranty Agreement, shall mean the indemnification and guaranty obligations set forth in Sections 1 and 2 of that agreement.

3.                                       Reimbursement Notice.  Any request for reimbursement shall be made in writing by the party seeking reimbursement and delivered to the Company (a “Reimbursement Notice”).  The Reimbursement Notice shall include a detailed and itemized list of all Guaranteed Obligations for which BHH and RMB, or either of them, have become obligated or incurred liability, including costs arising therefrom such as the reasonable fees and costs of counsel.

4.                                       Company Response.  The Company shall either object or pay all amounts set forth in the Reimbursement Notice within ten (10) business days of receipt by check paid to the order of, or wire transfer to the account of, BHH or RMB, as applicable.  If the Company objects, it shall deliver notice to BHH or RMB, as applicable, of the objection within fifteen (15) days of receiving the Reimbursement Notice detailing the reasons for its objection (the “Objection Notice”); provided, however, that the Company may not object to any amounts which constitute Guaranteed Obligations; provided further that, the Objection Notice, to be timely, shall be accompanied by a check or wire transfer for amounts not in dispute including any portion of the Reimbursement Notice that seeks reimbursement for Guaranteed Obligations.

5.                                       Notices. All notices or other communications required or permitted to be given or delivered hereunder shall be deemed to have been properly given or delivered to the following address: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier; or (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and the notice is sent by an additional method provided hereunder, in each case above provided the notice or other communication is addressed to the intended recipient thereof as set forth below.

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Company:	Behringer Harvard REIT I, Inc.
15601 Dallas Parkway, Suite 600
Addison, TX 75001
Attn: Chief Legal Officer
	Telephone:	(214) 655-1600
	Facsimile:	(214) 655-1610

BHH or RMB:	Robert M. Behringer
15601 Dallas Parkway, Suite 600
Addison, TX 75001
	Telephone:	(214) 655-1600
	Facsimile:	(214) 655-1610

6.                                       Counterparts. This Agreement may be executed in one or more counterparts, all or which taken together shall constitute one and the same agreement, and shall become effective when the counterparts have been signed by each party hereto and delivered to the other parties hereto.

7.                                       Jurisdiction and Venue. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the internal laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof.  Venue for any action arising herefrom shall be in Dallas, Dallas County, Texas, and the parties hereto submit themselves to the jurisdiction of the state and federal courts of Dallas, Dallas County, Texas.

8.                                       Amendments. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

9.                                       Headings. The descriptive headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

10.                                 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

11.                                 Successor and Assigns. All references herein to the Company hereunder shall be deemed to include all successors and assigns of the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BEHRINGER HARVARD REIT I, INC.

By:	/s/ Robert S. Aisner
Name:	Robert S. Aisner
Its:	Chief Executive Officer and President

BEHRINGER HARVARD HOLDINGS, LLC

By:	/s/ Robert M. Behringer
Name:	Robert M. Behringer
Its:	Chief Executive Officer

By:	/s/ Robert M. Behringer
Robert M. Behringer, Individually

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EXHIBIT A

GUARANTY AGREEMENTS

GUARANTY OF RECOURSE OBLIGATIONS

made by

BEHRINGER HARVARD HOLDINGS, LLC

And

ROBERT BEHRINGER

as guarantors,

in favor of

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

Dated as of August 9, 2004

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY (this “Guaranty”), dated as of August 9, 2004, made by BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company (“Behringer Funds”), having an address at Behringer Harvard Holdings, LLC, 1323 North Stemmons Freeway, Suite 200, Dallas, Texas 75207 and ROBERT BEHRINGER, an individual (“Behringer”), having an address at 1323 North Stemmons Freeway, Suite 220, Dallas, Texas 75207, (each, a “Guarantor” and collectively, “Guarantors”), in favor of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, hereinafter referred to as “Lender”), having an address at 600 Steamboat Road, Greenwich, Connecticut 06830.

R E C I T A L S:

A.                                   Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Loan Agreement”) between BEHRINGER HARVARD COLORADO BUILDING H, LLC (“Borrower”), and those borrowers listed on Schedule 1 attached hereto and Lender, Lender has agreed to make a loan (the “Loan”) to Borrower in the maximum principal amount of up to $28,000,000, subject to the terms and conditions of the Loan Agreement;

B.                                     As a condition to Lender’s making the Loan, Lender is requiring that Guarantors execute and deliver to Lender this Guaranty; and

C.                                     Each Guarantor hereby acknowledges that it will materially benefit from Lender’s agreeing to make the Loan;

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, each Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

1.                                      Definitions.

(a)                                  All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

(b)                                 The term “Guaranteed Obligations” means (i) subject to the provisions of Sections 17 below, Borrower’s Recourse Liabilities (the “Recourse Liability Guaranteed Obligations”), and (ii) from and after the date that any Springing Recourse Event occurs, subject to the provisions of Sections 17 below, payment of the Guaranteed Amount (and whether accrued prior to, on or after such date) (the “Springing Recourse Guaranteed Obligations”).

(c)                                  The term “Guaranteed Amount” means the amount for which BEHRINGER HARVARD COLORADO BUILDING H, LLC and any other Borrower Controlled by Guarantor is liable pursuant to Section 10.1(b) of the Loan Agreement.

2.                                      Guaranty.

(a)                                  Subject to the provisions of Sections 17 below, each Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full, prompt and complete payment when due of the Guaranteed Obligations.

(b)                                 All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c)                                  Subject to the provisions of Sections 17 below, each Guarantor hereby agrees to indemnify, defend and save harmless Lender from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys’ fees and disbursements, which Lender may suffer or which otherwise may arise by reason of Borrower’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to (i) Lender’s declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement or completion of a judicial or non-judicial foreclosure of the Mortgage or (iii) the conveyance of all or any portion of the Property by deed-in-lieu of foreclosure.

(d)                                 Each Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt has been paid in full, or Guarantors shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.

3.                                      Representations and Warranties. Each Guarantor hereby represents and warrants (as to itself) to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)                                  Organization, Authority and Execution. Behringer Funds is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by each Guarantor.

(b)                                 Enforceability. This Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

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(c)                                  No Violation. The execution, delivery and performance by Guarantors of their obligations under this Guaranty has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to a Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of a Guarantor pursuant to the terms of a Guarantor’s articles of organization, or any mortgage, indenture, agreement or instrument to which a Guarantor is a party or by which it or any of its properties is bound. No Guarantor is in default under any other guaranty which it has provided to Lender.

(d)                                 No Litigation. There are no actions, suits or proceedings at law or at equity, pending or, to each Guarantor’s best knowledge, threatened against or affecting a Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of a Guarantor or the ability of a Guarantor to perform any of its obligations under this Guaranty. No Guarantor is in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of such Guarantor or the ability of such Guarantor to perform any of its obligations under this Guaranty.

(e)                                  Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantors of this Guaranty have been obtained and each Guarantor agrees that all Consents required in connection with the carrying out or performance of any of such Guarantor’s obligations under this Guaranty will be obtained when required.

(f)                                    Financial Statements and Other Information. All financial statements of Guarantors heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantors as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of a Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. No Guarantor is insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render any Guarantor insolvent.

(g)                                 Consideration. Each Guarantor is the owner, directly or indirectly, of legal and beneficial equity interests in Borrower, and as such will materially benefit from the making of the Loan.

4.                                      Financial Statements. BEHRINGER FUNDS shall deliver to Lender, (a) within 120 days after the end of each fiscal year of BEHRINGER FUNDS, a complete copy

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of BEHRINGER FUNDS’ annual financial statements, (b) if requested by Lender, within 60 days after the end of each fiscal quarter of BEHRINGER FUNDS, financial statements (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter) certified by BEHRINGER FUNDS and in form, content, level of detail and scope reasonably satisfactory to Lender, and (c) 20 days after request by Lender, such other financial information with respect to BEHRINGER FUNDS as Lender may reasonably request. BEHRINGER shall deliver to Lender, (a) within 120 days after the end of each fiscal year of BEHRINGER, a certificate indicating BEHRINGER’s net worth (accompanied by backup satisfactory to Lender) and (b) 20 days after request by Lender, such other financial information with respect to BEHRINGER as Lender may reasonably request.

5.                                      Unconditional Character of Obligations of Guarantors.

(a)                                  The obligations of Guarantors hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, a Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantors under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against a Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender may enforce the obligations of any Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection. Each Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against such Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b)                                 The obligations of Guarantors under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)                                     any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, a Guarantor or any other Person;

(ii)                                  any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan

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Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii)                               the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv)                              the conveyance to Lender, any Affiliate of Lender or Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

(v)                                 the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise;

(vi)                              the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof; or

(vii)                           the transfer to and assumption by any Person of any tenancy in common interest in the Property pursuant to Section 5.26.2 of the Loan Agreement (whether prior to, contemporaneous herewith or subsequent hereto), and the execution and delivery of any other guaranty of recourse obligations by any other guarantor in accordance with the terms thereof.

(c)                                  Except as otherwise specifically provided in this Guaranty, each Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)                                 Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantors hereunder.

(e)                                  No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantors hereunder, and Guarantors agree that if any Loan Document are modified with Lender’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)                                    Lender may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the

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performance of all acts and things required to be performed hereunder by Guarantors. Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)                                 No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantors to Lender in any other respect or at any other time.

(h)                                 At the option of Lender, any Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon any other Loan Documents and recovery may be had against any Guarantor in such action or proceeding or in any independent action or proceeding against such Guarantor to the extent of such Guarantor’s liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

(i)                                     Guarantors agree that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or a Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or a Guarantor, all as though such payment had not been made.

(j)                                     In the event that any Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to a Guarantor, such Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) such Guarantor shall not be entitled to enforce or receive payment thereof until all principal, Interest and other sums due pursuant to the Loan Documents have been paid in full. Nothing herein contained is intended or shall be construed to give any Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by a Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all principal, Interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by such Guarantor to Lender for credit and application against such sums due and owing to Lender.

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(k)                                  Guarantors’ obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any of all of its remedies pursuant to the Loan Documents.

6.                                      Covenants.

(a)                                  As used in this Section 6, the following terms shall have the respective meanings set forth below:

(i)                                     “GAAP” shall mean generally accepted accounting principles, consistently applied.

(ii)                                  “Liquid Assets” shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

(iii)                               “Net Worth” shall mean, as of a given date, (x) the total assets of a Guarantor as of such date less (y) such Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

(b)                                 No Guarantor shall, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of such Guarantor, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in such Guarantor or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of such Guarantor’s assets, or any interest therein, except for fair value.

7.                                      Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantors.

8.                                      Successors and Assigns. This Guaranty shall be binding upon each Guarantor, and such Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by any Guarantor and shall inure to the benefit of Lender and its successors and assigns.

9.                                      Applicable Law and Consent to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Each Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New

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York or in the Courts of the United States of America located in the Southern District of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to such Guarantor at its address provided in Section 14 hereof. Nothing in this Section 9, however, shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against any Guarantor or its property in the courts of any other jurisdictions.

10.                               Section Headings. The headings of the sections and paragraphs ofthis Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11.                               Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12.                               WAIVER OF TRIAL BY JURY. EACH GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

13.                               Other Guaranties. This Guaranty is in addition to any and all other guaranties relating to the Debt or any portion thereof. Subject to the provisions of Section 17 below, to the extent a Guarantor may become liable under this Guaranty and one or more other guarantors may become liable under the terms of any other guaranty made in favor of Lender with respect to the Debt, Lender shall be entitled to exercise any and all of its remedies against Guarantors under this Guaranty as well any and all of its remedies against any one or more guarantors under such other guaranties jointly and severally.

14.                               Notices. All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mortgage Loan Department, Telecopier (203) 618-2052 and to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal Department, Telecopier (203) 629-5718, with a copy to: Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Stephen Gliatta, Esq., Telecopier: (212) 836-8689; if to Guarantor: 1323 North

8

Stemmons Freeway, Suite 200, Dallas, Texas 75207, Attention: Chief Legal Counsel, Telecopier: (214) 655-1610, and 1323 North Stemmons Freeway, Suite 220, Dallas, Texas 75207, Telecopier: (214) 655-1610. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.

15.                               Guarantor’s Receipt of Loan Documents. Each Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

16.                               Interest; Expenses.

(a)                                  If Guarantors fail to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by Guarantors to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(b)                                 Each Guarantor hereby agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantors under this Guaranty.

17.                               Limitation on Liability. Notwithstanding anything to the contrary contained herein or in any other Loan Document, it is expressly understood and agreed that no Guarantor hereunder shall be liable for any Recourse Liability Guaranteed Obligation or any Springing Recourse Guaranteed Obligation, which in either case is the obligation of Borrower (pursuant to Section 10.1 of the Loan Agreement) other than BEHRINGER HARVARD COLORADO BUILDING H, LLC.

18.                               Joint and Several Obligations. Each Guarantor shall have joint and several liability for the obligations of Guarantors hereunder.

19.                               Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

9

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.

BEHRINGER HARVARD HOLDINGS, LLC

By:	/s/ Gerald J. Reihsen, III
Name: Gerald J. Reihsen, III
Title: Chief Operating Officer

/s/ Robert Behringer
ROBERT BEHRINGER, individually

SCHEDULE 1

List of Initial TIC Borrowers

TIC Colorado Building 2, LLC

TIC Colorado Building 3, LLC

TIC Colorado Building 4, LLC

TIC Colorado Building 5, LLC

TIC Colorado Building 6, LLC

TIC Colorado Building 7, LLC

TIC Colorado Building 8, LLC

TIC Colorado Building 10, LLC

GUARANTY OF RECOURSE OBLIGATIONS

made by

BEHRINGER HARVARD HOLDINGS, LLC

And

ROBERT BEHRINGER

as guarantors,

in favor of

CITIGROUP GLOBAL MARKETS REALTY CORP.

Dated as of December 17, 2004

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY (this “Guaranty”), dated as of December 17, 2004, made by BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company (“Behringer Funds”), having an address at Behringer Harvard Holdings, LLC, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, and ROBERT BEHRINGER, an individual (“Behringer”), having an address at 15601 Dallas Parkway, Suite 600, Addison, Texas  75001, (each, a “Guarantor” and collectively, “Guarantors”), in favor of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (together with its successors and assigns, hereinafter referred to as “Lender”), having an address at 388 Greenwich Street, Floor 11, New York, New York  10013.

R E C I T A L S:

A.            Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Loan Agreement”) between BEHRINGER HARVARD PRATT H, LLC, a Delaware limited liability company (“Borrower”), and those  borrowers listed on Schedule 1 attached hereto and Lender, Lender has agreed to make a loan (the “Loan”) to Borrower in the maximum principal amount of up to $37,000,000, subject to the terms and conditions of the Loan Agreement;

B.            As a condition to Lender’s making the Loan, Lender is requiring that Guarantors execute and deliver to Lender this Guaranty; and

C.            Each Guarantor hereby acknowledges that it will materially benefit from Lender’s agreeing to make the Loan;

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, each Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

1.             Definitions.

(a)           All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

(b)           The term “Guaranteed Obligations” means (i) subject to the provisions of Sections 17 below, Borrower’s Recourse Liabilities (the “Recourse Liability Guaranteed Obligations”), and (ii) from and after the date that any Springing Recourse Event occurs, subject to the provisions of Sections 17 below, payment of the Guaranteed Amount (and whether accrued prior to, on or after such date) (the “Springing Recourse Guaranteed Obligations”).

(c)           The term “Guaranteed Amount” means the amount for which BEHRINGER HARVARD PRATT H, LLC and any other Borrower Controlled by Guarantor is liable pursuant to Section 10.1(b) of the Loan Agreement.

2.             Guaranty.

(a)           Subject to the provisions of Sections 17 below, each Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full, prompt and complete payment when due of the Guaranteed Obligations.

(b)           All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c)           Subject to the provisions of Sections 17 below, each Guarantor hereby agrees to indemnify, defend and save harmless Lender from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys’ fees and disbursements, which Lender may suffer or which otherwise may arise by reason of Borrower’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to (i) Lender’s declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement or completion of a judicial or non-judicial foreclosure of the Mortgage or (iii) the conveyance of all or any portion of the Property by deed-in-lieu of foreclosure.

(d)           Each Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt has been paid in full, or Guarantors shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.

3.             Representations and Warranties.  Each Guarantor hereby represents and warrants (as to itself) to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)           Organization, Authority and Execution.  Behringer Funds is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith.  This Guaranty has been duly executed and delivered by each Guarantor.

(b)           Enforceability.  This Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)           No Violation.  The execution, delivery and performance by  Guarantors of their obligations under this Guaranty has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to a Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of a Guarantor pursuant to the terms of a Guarantor’s articles of organization, or any mortgage, indenture, agreement or instrument to which a Guarantor is a party or by which it or any of its properties is bound.  No Guarantor is in default under any other guaranty which it has provided to Lender.

(d)           No Litigation.  There are no actions, suits or proceedings at law or at equity, pending or, to each Guarantor’s best knowledge, threatened against or affecting a Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of a Guarantor or the ability of a Guarantor to perform any of its obligations under this Guaranty.  No Guarantor is in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of such Guarantor or the ability of such Guarantor to perform any of its obligations under this Guaranty.

(e)           Consents.  All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantors of this Guaranty have been obtained and each Guarantor agrees that all Consents required in connection with the carrying out or performance of any of such Guarantor’s obligations under this Guaranty will be obtained when required.

(f)            Financial Statements and Other Information.  All financial statements of Guarantors heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantors as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.  None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of a Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.  No Guarantor is insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render any Guarantor insolvent.

(g)           Consideration.  Each Guarantor is the owner, directly or indirectly, of legal and beneficial equity interests in Borrower, and as such will materially benefit from the making of the Loan.

4.             Financial Statements.  BEHRINGER FUNDS shall deliver to Lender, (a) within 120 days after the end of each fiscal year of BEHRINGER FUNDS, a complete copy of BEHRINGER FUNDS’ annual financial statements, (b) if requested by Lender, within 60 days after the end of each fiscal quarter of BEHRINGER FUNDS, financial statements (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter) certified by BEHRINGER FUNDS and in form, content, level of detail and scope reasonably satisfactory to Lender, and (c) 20 days after request by Lender, such other financial information with respect to BEHRINGER FUNDS as Lender may reasonably request.  BEHRINGER shall deliver to Lender, (a) within 120 days after the end of each fiscal year of BEHRINGER, a certificate indicating BEHRINGER’s net worth (accompanied by backup satisfactory to Lender) and (b) 20 days after request by Lender, such other financial information with respect to BEHRINGER as Lender may reasonably request.

5.             Unconditional Character of Obligations of Guarantors.

(a)           The obligations of Guarantors hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, a Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantors under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against a Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety.  Lender may enforce the obligations of any Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person.  This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection.  Each Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against such Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b)           The obligations of Guarantors under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)            any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, a Guarantor or any other Person;

(ii)           any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan

Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii)          the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv)          the conveyance to Lender, any Affiliate of Lender or Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

(v)           the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise;

(vi)          the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof; or

(vii)         the transfer to and assumption by any Person of any tenancy in common interest in the Property pursuant to Section 5.26.2 of the Loan Agreement (whether prior to, contemporaneous herewith or subsequent hereto), and the execution and delivery of any other guaranty of recourse obligations by any other guarantor in accordance with the terms thereof.

(c)           Except as otherwise specifically provided in this Guaranty, each Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)           Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantors hereunder.

(e)           No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantors hereunder, and Guarantors agree that if any Loan Document are modified with Lender’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)            Lender may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantors.  Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)           No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantors to Lender in any other respect or at any other time.

(h)           At the option of Lender, any Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon any other Loan Documents and recovery may be had against any Guarantor in such action or proceeding or in any independent action or proceeding against such Guarantor to the extent of such Guarantor’s liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

(i)            Guarantors agree that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or a Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or a Guarantor, all as though such payment had not been made.

(j)            In the event that any Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to a Guarantor, such Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) such Guarantor shall not be entitled to enforce or receive payment thereof until all principal, Interest and other sums due pursuant to the Loan Documents have been paid in full.  Nothing herein contained is intended or shall be construed to give any Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by a Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all principal, Interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents.  If any amount shall be paid to a Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by such Guarantor to Lender for credit and application against such sums due and owing to Lender.

(k)           Guarantors’ obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any of all of its remedies pursuant to the Loan Documents.

6.             Covenants.

(a)           As used in this Section 6, the following terms shall have the respective meanings set forth below:

(i)            “GAAP” shall mean generally accepted accounting principles, consistently applied.

(ii)           “Liquid Assets” shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

(iii)          “Net Worth” shall mean, as of a given date,  (x) the total assets of a Guarantor as of such date less (y) such Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

(b)           No Guarantor shall, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of such Guarantor, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in such Guarantor or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of such Guarantor’s assets, or any interest therein, except for fair value.

7.             Entire Agreement/Amendments.  This instrument represents the entire agreement between the parties with respect to the subject matter hereof.  The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantors.

8.             Successors and Assigns.  This Guaranty shall be binding upon each Guarantor, and such Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by any Guarantor and shall inure to the benefit of Lender and its successors and assigns.

9.             Applicable Law and Consent to Jurisdiction.  This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York.  Each Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New

York or in the Courts of the United States of America located in the Southern District of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Each Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to such Guarantor at its address provided in Section 14 hereof.  Nothing in this Section 9, however, shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against any Guarantor or its property in the courts of any other jurisdictions.

10.          Section Headings.  The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11.          Severability.  Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, each Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12.          WAIVER OF TRIAL BY JURY.  EACH GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

13.          Other Guaranties.  This Guaranty is in addition to any and all other guaranties relating to the Debt or any portion thereof.  Subject to the provisions of Section 17 below, to the extent a Guarantor may become liable under this Guaranty and one or more other guarantors may become liable under the terms of any other guaranty made in favor of Lender with respect to the Debt, Lender shall be entitled to exercise any and all of its remedies against Guarantors under this Guaranty as well any and all of its remedies against any one or more guarantors under such other guaranties jointly and severally.

14.          Notices.   All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):  If to Lender: Citigroup Global Markets Realty Corp., 388 Greenwich Street, Floor 11, New York, New York 10013, Attention: Paul Schuler, Telecopier (212) 816-1299, with a copy to: Sidley Austin Brown & Wood LLP, 10 South Dearborn Street, Chicago, Illinois 60603, Attention: Charles E. Schrank, Esq., Telecopier: (312) 853-7036; if to Guarantor:  15601 Dallas Parkway, Suite 600, Addison, Texas  75001, Attention: Chief Legal Counsel, Telecopier: (214) 655-1610, and 15601 Dallas Parkway, Suite 600,

Addison, Texas  75001, Telecopier: (214) 655-1610.  A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.

15.          Guarantor’s Receipt of Loan Documents.  Each Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

16.          Interest; Expenses.

(a)           If Guarantors fail to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by Guarantors to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(b)           Each Guarantor hereby agrees to pay all costs, charges and expenses, including  reasonable attorneys’ fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantors under this Guaranty.

17.          Limitation on Liability.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, it is expressly understood and agreed that no Guarantor hereunder shall be liable for any Recourse Liability Guaranteed Obligation or any Springing Recourse Guaranteed Obligation, which in either case is the obligation of Borrower (pursuant to Section 10.1 of the Loan Agreement) other than BEHRINGER HARVARD PRATT H, LLC.

18.          Joint and Several Obligations.  Each Guarantor shall have joint and several liability for the obligations of Guarantors hereunder.

19.          Counterparts.  This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.

BEHRINGER HARVARD HOLDINGS, LLC

By:	/s/ Gerald J. Reihsen, III
Name: Gerald J. Reihsen, III
Title: Secretary

/s/ Robert Behringer
ROBERT BEHRINGER, individually

Schedule 1

Initial TIC Borrowers

TIC Pratt 1, LLC

TIC Pratt 2, LLC

TIC Pratt 4, LLC

TIC Pratt 5, LLC

TIC Pratt 6, LLC

TIC Pratt 8, LLC

TIC Pratt 9, LLC

TIC Pratt 10, LLC

TIC Pratt 11, LLC

TIC Pratt 13, LLC

TIC Pratt 15, LLC

TIC Pratt 16, LLC

TIC Pratt 17, LLC

TIC Pratt 18, LLC

TIC Pratt 19, LLC

TIC Pratt 23, LLC

TIC Pratt 24, LLC

TIC Pratt 25, LLC

INDEMNITY AGREEMENT - BH

INDEMNITY AGREEMENT (the “Agreement”) made as of the 1st day of October, 2004 by BEHRINGER HARVARD TRAVIS TOWER S LP, a Delaware limited partnership and BEHRINGER HARVARD TRAVIS TOWER H LP, a Delaware limited partnership (together, “Initial Borrower”), each having its principal place of business c/o Behringer Harvard Funds, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company, having an address c/o Behringer Harvard Funds, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (“Principal 2”), and ROBERT M. BEHRINGER, having an address c/o Behringer Harvard Funds, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (“Principal 1”; together with Principal 2, “Principal”; Principal and Borrower collectively, “Indemnitor”), in favor of BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New  York corporation, having an address at 383 Madison Avenue, New  York, New  York  10179 (“Lender”).

RECITALS:

A.            Lender is prepared to make a loan (the “Loan”) to Initial Borrowers pursuant to that certain Loan Agreement dated October 1, 2004 (the “Loan Agreement”), which loan is evidenced by that certain promissory note of even date herewith in the initial principal amount of $37,750,000.00 made by Initial Borrower to Lender (collectively, the “Note”) and secured by, among other things, the Mortgage which encumbers the Property.  Capitalized terms not defined herein shall have the meaning attributed to such term in the Loan Agreement.

B.            Lender is unwilling to make the Loan unless Initial Borrower and Principal agree to provide the indemnification, representations and warranties and other matters described in this Agreement for the benefit of Lender.

C.            Each Principal has a direct or indirect ownership interest in Initial Borrower and thus will derive substantial benefit from the Loan. Initial Borrower and Principal enter into this Agreement to induce Lender to make the Loan.

D.            Initial Borrower intends to transfer, pursuant to Section  5.2.13 of the Loan Agreement, some or all of its ownership interest in the Property to one or more tenants in common, each of whom will assume the Loan on a joint and several basis as set forth in the Loan Documents.  Initial Borrower and/or any such tenants in common that assume the Loan hereinafter referred to collectively as the “Borrower.”

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of Lender as follows:

1.             Indemnification.  Indemnitor covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Lender harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against Lender and directly or indirectly arising out of or in any way relating to any one or more of the following: (i)  fraud or intentional misrepresentation by Initial Borrowers or any affiliate of Initial Borrowers in connection with the Loan; (ii)  the removal or disposal of any portion of the Property after an Event of Default by Initial Borrowers or any affiliate; (iii)  the failure of Initial Borrowers to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property that is placed on the Property by Initial Borrowers; (iv)  the failure of Initial Borrower to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of the Property or any portion thereof by Initial Borrowers as required by the Loan Agreement; (v)  the breach by Initial Borrowers of any representation, warranty, covenant or indemnification provision in the Loan Agreement or the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document; (vi)  the filing by Initial Borrower of any action for partition of the Property; (vii) any election by Initial Borrower to terminate or not to renew the Property Management Agreement in a manner not permitted under the Loan Agreement; (viii) the gross negligence or willful misconduct of Initial Borrowers; (ix) the misapplication or conversion by Initial Borrower of (A)  any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B)  any awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (C)  any Rents following an Event of Default.  As used herein, the term “Losses” includes any and all claims, suits, liabilities, actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense).

2.             Guaranty.  (a)  Principal absolutely and unconditionally guarantees to Lender the prompt and full payment of the Debt (as defined in the Loan Agreement) in the event that (A) Initial Borrowers file a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (B)  an involuntary case is commenced against Initial Borrowers under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law with the collusion of Initial Borrowers or any of their Affiliates.

(b)           This is a guaranty of payment and not of collection.  The obligations of Principal hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Loan Agreement, the Mortgage or the other Loan Documents.  This Agreement shall remain in full force and effect as to any modification, extension or renewal of the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, and notwithstanding any release or forbearance granted by Lender with respect thereto, all of which may be made, done or suffered without notice to or further consent of Principal.

3.             Unimpaired Liability.  The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents.  In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i)  any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents,

(ii)  any sale or transfer of all or part of the Property, (iii)  any exculpatory provision in the Note, the Loan Agreement, the Mortgage, or any of the other Loan Documents limiting Lender’s recourse to the Property or to any other security for the Note, or limiting Lender’s rights to a deficiency judgment against Indemnitor, (iv)  the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents or herein, (v)  the release of Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or condition contained in the Loan Agreement, the Mortgage, the Note or the other Loan Documents by operation of law, Lender’s voluntary act, or otherwise, (vi)  the release or substitution in whole or in part of any security for the Note, or (vii)  Lender’s failure to record the Loan Agreement, the Mortgage or file any UCC financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitors and with or without consideration.

4.             Enforcement.  Lender may enforce the obligations of Indemnitor under this Agreement without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgage, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise; provided, however, that nothing herein shall inhibit or prevent Lender from suing on the Note, foreclosing, or exercising any power of sale under the Loan Agreement, the Mortgage, or exercising any other rights and remedies thereunder or under the Loan Agreement.  This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Lender expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Lender is entitled to do in its sole and absolute discretion.  It is not necessary for an Event of Default to have occurred for Lender to exercise its rights pursuant to this Agreement.  Notwithstanding any provision of the Note, the Loan Agreement, the Mortgage, or any of the other Loan Documents, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision contained therein.  Indemnitor is fully and personally liable for such obligations, and its liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

5.             Survival.  Subject to Section  18 below, the obligations and liabilities of Indemnitor under this Indemnity shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

6.             Interest.  Any amounts payable to any Lender under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal to the lesser of (a)  5% plus the Interest Rate or (b)  the maximum interest rate which Indemnitor may by law pay or Lender may charge and collect, from the date payment was due.

7.             Waivers.  (a)  Indemnitor hereby waives (i)  any right or claim of right to cause a marshalling of any Indemnitor’s assets or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii)  and relinquishes all rights and remedies accorded by applicable law to Indemnitor, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Lender; (iii)  the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Lender; (iv)  notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v)  presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi)  all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose; and (vii)  any rights to require Lender to proceed against an Indemnitor, or to require Lender to pursue any other remedy or enforce any other right.  Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b)           INDEMNITOR AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE COMMITMENT FOR THE LOAN, THE LOAN AGREEMENT, THE MORTGAGE, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY LENDER IN CONNECTION THEREWITH.

(c)           Indemnitor hereby waives and agrees not to assert or take advantage of any defense based upon failure of Lender to commence an action against Borrower.  In addition, Indemnitor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to proceed in respect of the obligations guaranteed hereunder against Borrower, or any other party or against any security for the payment of the obligations guaranteed hereunder before proceeding against, or as a condition to proceeding against Indemnitor.  It is agreed between Indemnitor and Lender that the foregoing waivers are of the essence of this transaction and that, but for this Agreement and such waivers, Lender would decline to enter into the loan evidenced and secured by the Loan Documents.

8.             Indemnitor’s Representations and Warranties.  Indemnitor represents and warrants that:

(a)           if Indemnitor is a corporation, partnership or limited liability company, it has the full corporate/partnership/limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate/partnership/limited liability company action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(b)           if Indemnitor is an individual, he/she is acting in an individual capacity and has full power and authority to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(c)           if Indemnitor is a corporation, partnership, limited liability company or trust its execution of, and compliance with, this Agreement is in the ordinary course of business of that Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, articles of organization, operating agreement, limited liability company agreement, or other governing instrument of that Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which the Indemnitor or the Property are subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or the Property are subject;

(d)           if Indemnitor is an individual, his/her execution of, and compliance with, this Agreement will not result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property are subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or the Property are subject;

(e)           to the Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(f)            it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(g)           no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement;

(h)           this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof; and

(i)            Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it;

Indemnitor does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

9.             No Waiver.  No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

10.           Transfer of Loan.  (a)  Lender may, at any time, sell, transfer or assign the Note, the Mortgage, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”).  Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any credit rating agency rating such Securities (the foregoing entities hereinafter collectively referred to as the “Investor”) and each prospective Investor, all documents and information (including financial information) but not limited to, which Lender now has or may hereafter acquire relating to Indemnitor and the Property, whether furnished by Indemnitor, any guarantor, or otherwise, as Lender determines necessary or desirable.

(b)           Upon any transfer or proposed transfer contemplated above and by the Mortgage, at Lender’s request, Indemnitor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may reasonably require.

11.           Notices.  All notices or other written communications hereunder shall be given in accordance with Section  10.6 of the Loan Agreement, provided that notices to Indemnitor shall be addressed as set forth on the first page hereof.

12.           Submission to Jurisdiction.  With respect to any claim or action arising hereunder, Indemnitor (a)  irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New  York and the United States District Court for the Southern District of New  York, and appellate courts from any thereof, and (b)  irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and (c)  irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13.           No Third-party Beneficiary.  The terms of this Agreement are for the sole and exclusive protection and use of Lender.  No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party.

14.           Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

15.           No Oral Change.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

16.           Headings, etc.  The headings and captions of various paragraphs  of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

17.           Number and Gender/Successors and Assigns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.  Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every person or entity comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Indemnitor may be assigned except with the written consent of Lender.  Each reference herein to Lender shall be deemed to include its successors and assigns.  This Agreement shall inure to the benefit of Lender and its respective successors and assigns forever.

18.           Joint and Several Liability.  If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person hereunder are joint and several.

19.           Release of Liability.  Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released. In addition, if either Initial Borrower, with Lender’s consent, no longer owns any interest in the Property, Indemnitor shall have no further liability for acts or omissions first arising after the date on which Initial Borrower conveyed all of its right, title and interest in the Property to an unaffiliated third party transferee, provided, however, Indemnitor shall remain liable under this Agreement with respect to acts or omissions first arising on or prior to such date. Initial Borrowers shall be released upon a transfer of the entire Property approved by the Lender and BH-S shall be released upon sale of its last remaining undivided interest in the Property.

20.           Rights Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Lender has under the Note, the Mortgage, or the Other Security Documents or would otherwise have at law or in equity.

21.           Inapplicable Provisions.  If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

22.           Governing Law.  (a)  THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN

DELIVERED PURSUANT TO THE LOAN AGREEMENT WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

CT Corporation System
111 Eighth Avenue
New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT,

ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

23.           Miscellaneous.  Wherever pursuant to this Agreement (i)  Lender exercises any right given to it to approve or disapprove, (ii)  any arrangement or term is to be satisfactory to Lender, or (iii)  any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

BEHRINGER HARVARD TRAVIS TOWER S LP, a Delaware limited partnership

By:	Behringer Harvard Travis Tower S GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III, Secretary

BEHRINGER HARVARD TRAVIS TOWER H LP, a Delaware limited partnership

By:	Behringer Harvard Travis Tower H GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III, Secretary

BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company

		By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Chief Operating Officer

/s/ Robert M .Behringer
ROBERT M. BEHRINGER, Individually